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                                                                    Exhibit 3.2




                                     BYLAWS
                                       OF
                            BLUE CROSS OF CALIFORNIA


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                                    ARTICLE I
                                     OFFICES

SECTION 1.  PRINCIPAL OFFICE

         The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

SECTION 2.  OTHER OFFICES

         The Board of Directors may at any time establish branch or subordinate offices at any place or places within or outside the State of California as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

SECTION 1.  PLACE OF MEETINGS

         Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation by the Board of Directors, shareholders' meetings shall be held at the principal executive office of the Corporation.

SECTION 2.  ANNUAL MEETINGS

         The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Tuesday of May each year at 10:00 A.M., if not a legal holiday under the laws of the place where such meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of that place, or on such other date and at such hour as may be fixed from time to time by the Board of Directors.

SECTION 3.  SPECIAL MEETINGS

         Subject to the rights of holders of any class or series of stock having a preference over the Corporation's common stock (the "Common Stock"), a special meeting of the shareholders may be called at any time by a majority of the entire Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

         If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board or the President, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation. The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Section 4 and 5 of this Article II, that a meeting will be held at the time and date requested by the person or persons calling the meeting, which date shall be not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or


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persons requesting the meeting may give the notice so long as the notice given complies with the other provisions of this section. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

SECTION 4.  NOTICE OF SHAREHOLDERS' MEETINGS

         All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and
(i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the "CCC"), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the CCC, (iii) a reorganization of the Corporation, pursuant to Section 1201 of the CCC, (iv) a voluntary dissolution of the Corporation, pursuant to
Section 1900 of the CCC, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the CCC, the notice shall also state the general nature of that proposal.

SECTION 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county in which that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such notices or reports shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report to other shareholders.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.


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SECTION 6.  QUORUM

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum (unless reduced by an amendment to the Articles of Incorporation of the Corporation, but in any case no fewer than one-third of the shares entitled to vote) for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 7.  ADJOURNED MEETING; NOTICE

         Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 8.  VOTING

         The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the CCC (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote (unless required by law or determined by a majority of the Board of Directors to be unadvisable) or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. Any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required under applicable law or by the Articles of Incorporation.

         At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes.

         At any meeting of shareholders at which shares of Common Stock are voted that are held of record by the trustee pursuant to the Voting Trust Agreement (the "Foundation Voting Trust") effective as of the Effective Time (as hereinafter defined) by and between Western Health Partnerships and Wilmington Trust Company, as trustee (the "Foundation Trust Shares") or held by the Share Escrow Agent pursuant to Article VII of the Corporation's Articles of Incorporation


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("Excess Shares"), the polls at such meeting shall be conditionally closed following such time as shareholders have cast their votes either by proxy or by ballot. Thereafter, following a preliminary tabulation of the votes cast at such meeting, the polls shall be reopened solely for the purpose of permitting the Foundation Trust Shares, and any Excess Shares pursuant to Article VII of the Corporation's Articles of Incorporation, if any, to be voted in accordance with the Foundation Voting Trust, or Article VII of the Corporation's Articles of Incorporation, as the case may be.

SECTION 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS

         The transactions of any meeting of the shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the CCC, the waiver of notice or consent shall state the general nature of the proposal approved. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

SECTION 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Notwithstanding anything contained in these Bylaws to the contrary, no action required or permitted to be taken at any meeting of shareholders of the Corporation may be taken by written consent without a meeting of shareholders. The provisions of this Section 10 shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the CCC.

SECTION 11.  RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING

         For purposes of determining the shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the CCC.

         If the Board of Directors does not so fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


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SECTION 12.  PROXIES

         Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the CCC.

SECTION 13.  INSPECTORS OF ELECTION

         Before any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office, directors or shareholders to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b) Receive votes or ballots;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes;

         (e) Determine when the polls shall close;

         (f) Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


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                                   ARTICLE III
                                    DIRECTORS

SECTION 1.  POWERS

         Subject to the provisions of the CCC and any limitations in the Corporation's Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

         (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

         (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

         (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

         (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

         (e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS

         Until the expiration of the Initial Period, the Board of Directors shall consist of 9 members. For purposes hereof, "Initial Period" shall mean the period commencing as of the effective time (the "Effective Time") of the merger of WellPoint Health Networks Inc. ("WellPoint"), a Delaware corporation, with and into the Corporation and ending upon the date on which Western Health Partnerships and its affiliates, when taken together, cease to Beneficially Own Capital Stock (as defined in Section 14(d) of Article VII of the Corporation's Articles of Incorporation) in excess of the Ownership Limit (as defined in
Section 14(f) of Article VII of the Corporation's Articles of Incorporation, but without disregarding outstanding shares of the Corporation issued prior to the Corporation becoming a listed corporation within the meaning of Section 301.5 of the CCC).

         Each of the directors of the Corporation shall hold office for the term for which he or she is elected and until (i) his or her successor has been elected and qualified or (ii) his or her earlier death, resignation or removal. Effective upon the Corporation becoming a listed corporation within the meaning of Section 301.5 of the CCC, the directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal


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in number as possible: Class I, consisting of Ms. Sanders and Messrs. Birk and
Knight, whose term expires at the annual meeting of stockholders held in 1997, and Class II, consisting of Messrs. Banks and Davenport, whose term expires at the annual meeting of stockholders held in 1998 and Class III, consisting of Ms. Hill and Messrs. Besson and Schaeffer, whose term expires at the annual meeting of stockholders held in 1999, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         Directors need not be shareholders. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected.

SECTION 3.  VACANCIES

         In the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled, shall be elected by a vote of not less than a majority of the directors of the Corporation then in office, from a list of one or more persons proposed in accordance with the nominating process specified in Article IV, Section 2 of these Bylaws, or, in the absence of such list being arrived at in accordance with the nominating process specified in Article IV, Section 2 of these Bylaws, then by the vote of a majority of the Board of Directors, provided however, during the Initial Period, in the case of replacing or filling a vacancy of a BCC Designee, the vote shall be of not less than a majority of the remaining BCC Designees and, in the case of replacing or filling a vacancy of a WellPoint Designee, the vote shall be of not less than a majority of the remaining WellPoint Designees. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

         Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.


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SECTION 4.  REMOVAL OF DIRECTORS

         Any or all of the directors may be removed with or without cause in accordance with Sections 302 and 303, respectively, of the CCC.

SECTION 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

         Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or other communications equipment, if (1) each member participating in the meeting can communicate with all of the other members concurrently, (2) each member is provided the means of participating in all matters before the Board of Directors, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the Corporation, and
(3) the Corporation adopts and implements some means of verifying that (a) a member communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the meeting, and (b) all statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director. Participation in a meeting as permitted by this Section 5 constitutes presence in person at such meeting.

SECTION 6.  REGULAR MEETINGS

         Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

SECTION 7.  SPECIAL MEETINGS

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of directors.

         Notice of the time and place of special meetings (but the purpose need not be stated) shall be delivered personally or by telephone, facsimile, or electronic mail message to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's residence or usual place of business. In case the notice is mailed, it shall be deposited in the United States mail at least two (2) calendar days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, facsimile, electronic mail message, or telegram, it shall be delivered personally or by telephone, facsimile, electronic mail message, or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such a system.

SECTION 8.  QUORUM


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         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except as so provided in Section 14 of this Article and as provided in Article IV. Every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the CCC (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the CCC (as to appointment of committees), and Section 317 of the CCC (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 9.  WAIVER OF NOTICE

         The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

SECTION 10.  ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 11.  NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

SECTION 12.  ACTION WITHOUT MEETING

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

SECTION 13.  FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

SECTION 14.  RULES AND REGULATIONS

         The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of the Articles of Incorporation, these Bylaws or applicable law for the conduct of its


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meetings and management of the affairs of the Corporation as the Board of
Directors may deem to be proper.

SECTION 15. LOANS BY THE CORPORATION TO OFFICERS.

         The Board of Directors, acting alone (by a vote sufficient without counting the vote of any interested director or directors), and without any approval of the shareholders of the Corporation, shall be authorized to approve the making of any loan of money or property by the Corporation to, or the guarantee by the Corporation of the obligation of, any officer (whether or not a director) of the Corporation, or an employee benefit plan authorizing such a loan or guaranty to an officer (whether or not a director), if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation.

                                   ARTICLE IV
                                   COMMITTEES

SECTION 1.  COMMITTEES

         The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board, provided, however, that any executive committee established pursuant to this provision shall, during the Initial Period, have at least one member who shall be a BCC Designee (as hereinafter defined) and a majority of members who shall be non-BCC Designees.. Subject to Section 2 of this Article IV, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any committee, to the extent allowed by law and provided in these Bylaws or the resolution establishing the committee, shall have all the authority of the Board in the management and of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

SECTION 2.  NOMINATING COMMITTEE

         There shall be a Nominating Committee of the Board which shall consist of three directors, at least one of whom shall be a BCC Designee and a majority of members who shall be non-BCC Designees, and all of whom shall be independent, but none of whom shall consist of the Chairman of the Board so long as the Chairman of the Board is also an executive officer of the Corporation. The Nominating Committee shall continue in existence, with the power and authority specified in this Section 2, at least until the expiration of the Initial Period. So long as it shall remain in existence, the Nominating Committee shall have the power, acting by majority vote, to nominate persons to serve as directors of the Corporation, subject (i) to any rights of shareholders under law to nominate persons to serve as directors, (ii) in the case of a person nominated to be a replacement for any BCC Designee on the Board, the BCC Designee member(s) of the Nominating Committee shall have a veto vote, (iii) in the case of a person nominated to be a replacement for any WellPoint Designee on the Board, the Nominating Committee shall not nominate such a person if a majority of the WellPoint Designee members of the Nominating Committee oppose such a nomination, (iv) to any contractual obligations of the Corporation, and
(v) to the next paragraph hereof.

         So long as the Nominating Committee shall remain in existence, if the Nominating Committee is unable to nominate a candidate for the Corporation's Board of Directors as set forth above on a timely basis, nominations shall be made by vote of a majority of the Board of Directors, provided, however, in the case of replacing a BCC Designee, by vote of a majority of the remaining BCC Designees or, in the case of replacing a WellPoint Designee, by vote of a majority of the remaining WellPoint Designees and with respect to any other position on the Board, by a vote of a majority of the Board of Directors.

         As used in these Bylaws, "BCC Designee" means each of W. Toliver Besson, Stephen L. Davenport and Robert T. Knight, or a direct or indirect replacement thereof; "WellPoint Designees" shall mean Leonard D. Schaeffer, David R. Banks, Roger E. Birk, Julie A. Hill and Elizabeth E. Sanders (once her appointment to the Board of Directors has become effective), or a direct or indirect replacement thereof.

SECTION 3.  POWERS OF COMMITTEES

         Any committee, to the extent allowed by law and provided in these Bylaws or the resolution of the Board of Directors establishing the committee, shall have all the authority of the Board of Directors, except with respect to:

         (a) the approval of any action which, under the CCC, also requires shareholders' approval or approval of the outstanding shares;

         (b) the filling of vacancies on the Board of Directors or in any committee;

         (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

         (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

         (e) the amendment or repeal of any resolution of the Board of Directors;

         (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Corporation's Articles of Incorporation or determined by the Board of Directors; or

         (g) the appointment of any other committees of the Board of Directors or the members of these committees.

SECTION 4.  MEETINGS AND ACTION OF COMMITTEES

         Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 5 (place of meetings), Section 6 (regular meetings), Section 7 (special meetings and notice), Section 8 (quorum), Section 9 (waiver of notice), Section 10 (adjournment), Section 11 (notice of adjournment), and Section 12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V
                                    OFFICERS

SECTION 1.  OFFICERS


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
         The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The Treasurer is the Chief Financial Officer of the Corporation unless the Board of Directors has by resolution determined a Vice President or other officer to be the Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

SECTION 2.  ELECTION OF OFFICERS

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this
Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under an express written contract of employment.

SECTION 3.  SUBORDINATE OFFICERS

         The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICERS

         Except as otherwise provided in these Bylaws and subject to the rights, if any, of any officer under an express written contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

SECTION 6.  CHAIRMAN OF THE BOARD

         The Chairman of the Board shall, when present, preside at meetings of the Board of Directors and, when present, preside at the meetings of the shareholders. The Chairman of the Board shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in the Chairman of the Board by the Board of Directors, subject to the terms of his or her employment agreement.

SECTION 7.  PRESIDENT


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
         The President shall be the chief operating officer of the Corporation. He shall also be the chief executive officer of the Corporation, unless such title is assigned to the Chairman of the Board. The President shall perform such duties and possess such powers as are usually vested in the office of the President or as may be vested in the President by the Board of Directors, subject to the terms of his or her employment agreement.

SECTION 8.  VICE PRESIDENT

         In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

SECTION 9.  SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

         The Secretary shall keep or cause to be kept, at the principal executive office or at such other place as designated by the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 10.  CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

                                   ARTICLE VI
         INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND FIDUCIARIES

SECTION 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall be required, to the maximum extent permitted by the CCC, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director, officer, employee, or other agent of the Corporation or a Predecessor Corporation or is or was serving at the request of the Corporation or a Predecessor Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. For purposes hereof, "Predecessor Corporation" shall mean WellPoint and its subsidiaries as such corporations existed prior to the Effective Time.

SECTION 2.  INDEMNIFICATION OF OTHER AGENTS

         The Corporation may, in its absolute discretion, up to the maximum extent permitted by the CCC, indemnify each of its agents who are not required to be indemnified under Section 1 of this Article VI against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation or a Predecessor Corporation. For purposes of this Section 2, an "agent" of the Corporation includes any person who is or was an employee or other agent of the Corporation or a Predecessor Corporation, or is or was serving at the request of the Corporation or a Predecessor Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

SECTION 3.  INDEMNIFICATION OF FIDUCIARIES

         The Corporation shall indemnify any director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation (or a Predecessor Corporation). The provisions of this
Section 3 shall be deemed to constitute a contract between the Corporation (or any Predecessor Corporation) and any such indemnified person, or for the benefit of any such indemnified person, as provided in the provisions of Section 317 of the CCC.

SECTION 4.  ADVANCES OF EXPENSES

         Expenses incurred in defending any proceeding in the cases described in Sections 1 and 3 of this Article VI shall, and in the case described in Section 2 of this Article VI may, be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the agent to repay such amount, if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

                                   ARTICLE VII
                               RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER

         The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days' prior written demand on the Corporation, or (ii) obtain from the transfer agent of the Corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS

         The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

         The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the shareholder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation which is subject to the CCC with respect to such a right of inspection.

SECTION 4.  INSPECTION BY DIRECTORS

         Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

SECTION 5.  FINANCIAL STATEMENTS

         A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the

Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

         If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than 30 days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within 30 days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after the request.

         The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

SECTION 6.  ANNUAL STATEMENT OF GENERAL INFORMATION

         The Corporation shall, during the applicable filing period each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the CCC. Notwithstanding the above, if there has been no change in the information contained in the corporation's last annual statement on file in the Secretary of State's office, the corporation may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

                                  ARTICLE VIII
                            GENERAL CORPORATE MATTERS

SECTION 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

         For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the CCC.

         If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the applicable resolution or the sixtieth day before the date of that action, whichever is later.

SECTION 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS

         All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 3.  EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4.  CERTIFICATES FOR SHARES

         A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state thereon the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

SECTION 5.  LOST CERTIFICATES

         Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

SECTION 7.  CONSTRUCTION AND DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the CCC shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1.  AMENDMENT BY SHAREHOLDERS

         New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or in the Articles of Incorporation.

SECTION 2.  AMENDMENT BY DIRECTORS

         Subject to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal Bylaws, and subject to the provisions of the Articles of Incorporation, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a Bylaw or amendment of a Bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation.




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